Exhibit 6.13
                                    Form of
                            Confidentiality Agreement

between

 ................................................................................
 ................................................................................
                                                                          (N.N.)

and
iQ Battery Research & Development GmbH, Inselkammerstr. 4,
D-82008 Unterhaching, Munchen, Germany
                                                                            (iQ)

N.N. and iQ agree upon the following conditions for the transfer and the secrecy of CONFIDENTIAL INFORMATION:

1.   This agreement is entering into force on ........... 1998.

2. CONFIDENTIAL INFORMATION will be transferred by both parties (OWNER) in the framework of this agreement.

3. The parties name their following employees being coordinators for the transfer and the receive of CONFIDENTIAL INFORMATION:

     for N.N.:         ............................................
     for iQ:           ............................................

4. The confidential informations that will be transferred in the framework of this contract (CONFIDENTIAL INFORMATION) are described as followed:

     N.N.:
     ...........................................................................
     iQ:
     ...........................................................................

5.   This  agreement  is valid only for  information,  that will be  transferred between the inforcement of this agreement and the ...........

6. The party, that is receiving CONFIDENTIAL INFORMATION in accordance with this agreement (RECEIVER), is allowed to use this information only for the following purposes:

     ...........................................................................

7. The obligation of secrecy of CONFIDENTIAL INFORMATION expires three years after the expiry of the term named in no. 3 for the transfer of this information.

8. The RECEIVER will deal with the CONFIDENTIAL INFORMATION with the same care he is using for his own trade and business secrets, but at least with the common care, to keep the information secret and to prevent any use of this CONFIDENTIAL INFORMATION not agreed by this agreement, any transmission to third parties and/or employees of the RECEIVER that does not need the CONFIDENTIAL INFORMATION for the fulfilling of their tasks, and the publication of the CONFIDENTIAL INFORMATION.

9. The secrecy is only related to information, that are transferred by the OWNER in written form and that were marked by the handing over with a secrecy remark (e.g. "Confidential," "Secret," Intern data") or that were transfered by the owner in another way, marked confidential at the transmission and, in addition, within 30 (thirty) days were summarized in a written form and, marked with a secrecy remark, are forwarded to the coordinator of the RECEIVER.

10.  The obligation to secrecy is invalid, if the CONFIDENTIAL INFORMATION

     o were known already without the obligation to secrecy by the RECEIVER before receiving them from the OWNER;
     o    without fault of the RECEIVER are or become known in common;
     o were developed by the RECEIVER independently before the inforcement of this agreement; in this case the RECEIVER will have the full burden of proof, that the CONFIDENTIAL INFORMATION were developed by him independently before the inforcement of this agreement;
     o    are transferred by the RECEIVER with the prior consent of the OWNER.

     In case of the demand of a public authority or a court to transfer CONFIDENTIAL INFORMATION to them, the RECEIVER is obliged to inform the OWNER about it to enable him to proceed against this demand wih the relevant means of legal redress. The RECEIVER is obliged to proceed himself against this demand wih the relevant means of legal redress, if he is asked to do so by the OWNER, the OWNER has got a legitimate interest to do so, the OWNER (especially for the lack of entitlement to take legal action) is hindered from proceeding against this demand wih the relevant means of legal redress on his own, and the OWNER exempts the RECEIVER from the possible expenses of this proceeding in advance.

11. The OWNER confirms expressivly that he is entitled to transfer the CONFIDENTIAL INFORMATION.

12. Except of the right of the RECEIVER to use the CONFIDENTIAL INFORMATION in accordance with no. 6 of this agreement, all rights connected with the CONFIDENTIAL INFORMATION stay with the OWNER.

13.  This agreement is not commiting  parties neither to the purchase nor to the
     offer  of  goods  or  services   that  contain  or  use  the   CONFIDENTIAL
     INFORMATION.

14. In acceptance of the American and the German regulations on export controlls, the RECEIVER commits himself, that he will not knowingly export or reexport

     o CONFIDENTIAL INFORMATION, technical data (in accordance with the definition of the US Export Administration Regulations resp. the German "AuBenwirtschaftsgesetz") and/or software, he has got from the OWNER; and/or

     o any products, procedures or performances, that do result indirectly from the use of the CONFIDENTIAL INFORMATION, the technical data or the software,

     to a receiver, to whom the export or the reexport is limited or forbidden by American or German laws, without obtaining first the layed down approval by the relevant authority.

15. With this agreement, no legal relation between the parties exceeding the content of this confidentiality agreement is created.

16.  This agreement is not transferable.

     It contains all the agreements between the parties related to the secrecy of CONFIDENTIAL INFORMATION and replaces eventually existing prior agreements upon the same purpose.
     Changes and amendments need to be in written form and signed by both parties for their effectiveness.

     This  agreement  shall be  governed  by the law of  Germany.
     The court of jurisdiction of lawsuites about this agreement is Munich I, Germany


 .....................................   ........................................
(place, date)                           (N.N.)

 .....................................   ........................................
(place, date)                           (iQ)